Exhibit 99.3

Vringo and Nokia Execute Patent Purchase Agreement

Vringo to Acquire Over 500 Patents and Applications from Nokia

NEW YORK — August 9, 2012 — Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today announced that it had entered into a Patent Purchase Agreement with Nokia Corporation pursuant to which Nokia agreed to sell Vringo a portfolio consisting of over 500 patents and patent applications worldwide, including 109 issued United States patents. Vringo agreed to compensate Nokia with a cash payment and certain ongoing rights in revenues generated from the patent portfolio.

The portfolio encompasses a broad range of technologies relating to cellular infrastructure, including communication management, data and signal transmission, mobility management, radio resources management and services.

Thirty one of the 124 patent families acquired have been declared essential by Nokia to wireless communications standards. Standards represented in the portfolio are commonly known as 2G, 2.5G, 3G and 4G and related technologies and include GSM, WCDMA, T63, T64, DECT, IETF, LTE, SAE, and OMA.

Further details are included in a Form 8-K to be filed by Vringo with the United States Securities and Exchange Commission.

For more information, visit: www.vringoIP.com.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of eleven patents, eight of which were acquired from Lycos, Inc., as well as over twenty patent applications. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"). Investors and stockholders are also urged to read the risk factors set forth in the definitive proxy statement/prospectus filed with the SEC on June 21, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777 (o)

cliff@vringo.com

Media:

Caroline L. Platt

The Hodges Partnership

804-788-1414 (o)

804-317-9061 (m)

cplatt@hodgespart.com